L:\secfiles\s-8\1997\hughes-1\exhib5a.doc1

                                                                    EXHIBIT 5(a)








                                 April 7, 1997



General Motors Corporation
3044 West Grand Boulevard
Detroit, Michigan   48202-3091

Gentlemen:


         As Attorney, Legal Staff of General Motors Corporation, I am familiar with the Registration Statement, dated April 7, 1997, being filed by General Motors with the Securities and Exchange Commission, relating to 3,800,000 shares of General Motors Class H common stock, $0.10 par value, to be registered for the Hughes Electronics Corporation Incentive Plan.

         It is my opinion that the General Motors Class H common stock to be registered, when sold or issued hereafter in accordance with the provisions of said Plan, in accordance with Delaware law and upon payment of the consideration for such shares as contemplated by said Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as Exhibit 5(a) of the abovementioned Registration Statement.


                                                   Very truly yours,




                                                   /s/MARTIN I. DARVICK
                                                     Martin I. Darvick
                                                   Attorney, Legal Staff




















                                      II-8